Exhibit 99.1
News Release
JBT Corporation
70 W. Madison
Suite 4400
Chicago, IL 60602

For Release: October 27, 2020

Investors & Media:	Megan Rattigan	+1 312 861 6048

JBT Corporation Reports Third Quarter 2020 Results

Third Quarter Highlights:

◦Revenue of $419 million and earnings per share of $0.54 or $0.83 as adjusted
◦Continued debt reduction from strong cash flows
◦Sequential orders increased 18% at FoodTech and 35% at AeroTech

CHICAGO, October 27, 2020 - JBT Corporation (NYSE: JBT), a leading global technology solutions provider to high-value segments of the food & beverage industry, today reported results for the third quarter of 2020.

"As previously announced, Tom Giacomini, JBT's former Chairman, President and CEO, passed away earlier this month," said Brian Deck, Interim Chief Executive Officer. "We were deeply saddened by the loss and share our deepest condolences with his family and friends. It is our honor to carry on his legacy at JBT and advance a strategy that has created a high performing organization focused on continuous improvement and delivering comprehensive solutions to our customers.”

Brian Deck is serving as Interim CEO, while JBT's Board of Directors completes an internal and external search for a permanent successor. Matt Meister has been named Interim CFO.

"Third quarter 2020 performance exceeded our expectations from a P&L and cash flow standpoint," continued Deck. "Moreover, we captured a double-digit pickup in orders on a sequential basis. While we remain cautious due to the risks associated with the global pandemic, we are encouraged that customer engagement improved, converting to higher orders in the quarter. I am extremely proud of the entire JBT team for their vigilance in following the health and safety protocols we know are necessary to continue to serve our customers.”

Comparisons in this news release are to the comparable period of the prior year, unless otherwise noted. All discussions for the third quarter of 2020 relate to organic trends, as there were no significant acquisitions completed over the past 12 months.

Third Quarter 2020

Third quarter 2020 revenue of $419 million declined 14 percent year over year. Operating income was $28.3 million and net income was $17.2 million. Adjusted EBITDA of $59.7 declined 21 percent year-over-year while adjusted EBITDA margin declined 130 basis points to 14.2 percent.

Revenue and earnings declined year over year due to the disruption caused by the pandemic. Reductions in global passenger air travel and global foodservice production were main factors affecting demand for JBT products and services.

FoodTech revenue declined 10 percent, while operating profit margin declined 10 basis points and adjusted EBITDA margin declined 160 basis points to 18.1 percent.

AeroTech revenue declined 24 percent with a 470 basis point contraction in the operating margin and a 280 basis point contraction in the adjusted EBITDA margin.

Corporate expense declined 6 percent year over year, despite $3.5 million in management succession costs.

Diluted earnings per share from continuing operations was $0.54 for the third quarter of 2020 compared with $1.04 for the third quarter of 2019. Adjusted earnings per share was $0.83 compared with $1.28 in the year-ago period.

Third quarter 2020 orders increased 10 percent at FoodTech and declined 39 percent at AeroTech, compared to the same period in 2019. Backlog was unchanged at FoodTech and declined 27 percent at AeroTech.

JBT generated $161 million in cash from operations, or free cash flow of $140 million, in the first three quarters of 2020. Liquidity at the end of the quarter, which includes cash plus borrowing capacity, stood at $448 million with a leverage ratio of 2.2x net debt to EBITDA, as defined in the Company's credit agreement.

Restructuring Activities

In the third quarter of 2020, JBT incurred exit costs of $9 million associated with the previously announced manufacturing capacity rationalizations. During the quarter, manufacturing operations at the AeroTech facility in Spain were significantly downsized. The Company also began the process of rationalizing two FoodTech manufacturing operations. An additional $1 to $2 million in exit costs are expected in the fourth quarter of 2020.

As a result of these activities, the Company expects to realize $0.5 million in cost savings in the fourth quarter of 2020 and expects incremental cost savings of about $5 million during 2021.

Outlook

"While the specter of the global pandemic still creates uncertainty for the fourth quarter and 2021, we are encouraged by the quality of our sales funnel, increasing levels of customer engagement, and the sequential pickup in orders in the third quarter of 2020," concluded Deck.

Based on current information available to management, the Company expects FoodTech revenue growth of 3 - 5 percent sequentially in the fourth quarter of 2020 with operating margins of 13 - 14 percent and adjusted EBITDA margins in the 18 - 19 percent range.

At AeroTech, the Company expects a 7 - 8 percent sequential decline in fourth quarter revenue with operating margins of approximately 10 percent and adjusted EBITDA margins in the 11 - 12 percent range.

Corporate expense is expected to be approximately $14 million in the fourth quarter, including $2 to $3 million in the previously discussed restructuring activities and management succession costs. Interest expense is forecast at $4.5 million with a tax rate of 25 percent.

Based on these forecasts, earnings per diluted share guidance for the fourth quarter is $0.75 - $0.85 on a GAAP basis and $0.80 - $0.90 on an adjusted basis.

Third Quarter 2020 Earnings Conference Call

A conference call is scheduled for 10:00 a.m. ET on Wednesday, October 28, 2020, to discuss third quarter financial results. Participants may access the conference call through Online Registration: http://www.directeventreg.com/registration/event/2863799. An online audio replay of the call will be available on the Company’s Investor Relations website shortly after the call.
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JBT Corporation (NYSE: JBT) is a leading global technology solutions provider to high-value segments of the food & beverage industry with focus on proteins, liquid foods and automated system solutions. JBT designs, produces and services sophisticated products and systems for multi-national and regional customers through its FoodTech segment. JBT also sells critical equipment and services to domestic and international air transportation customers through its AeroTech segment. JBT Corporation employs approximately 6,200 people worldwide and operates sales, service, manufacturing and sourcing operations in more than 25 countries. For more information, please visit www.jbtc.com.

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond JBT’s ability to control. Forward-looking statements include, among others, statements relating to the expected impact of the COVID-19 pandemic on our business and our results of operations, our plans to mitigate the impact of the pandemic, our future financial performance, our strategic plans, our restructuring plans and expected cost savings from those plans and our liquidity. These risks and uncertainties include, but are not limited to: the duration of the COVID-19 pandemic and the effects of the pandemic on our ability to operate our business and facilities, on our customers, on our supply chains and on the economy generally; fluctuations in our financial results; unanticipated delays or acceleration in our sales cycles; deterioration of economic conditions; disruptions in the political, regulatory, economic and social conditions of the countries in which we conduct business; changes to trade regulation, quotas, duties or tariffs; risks associated with current and future acquisitions; potential effects of the U.K.’s exit from the E.U.; fluctuations in currency exchange rates; difficulty in implementing our business strategies; increases in energy or raw material prices and availability of raw materials; changes in food consumption patterns; impacts of pandemic illnesses, food borne illnesses and diseases to various agricultural products; weather conditions and natural disasters; impact of climate change and environmental protection initiatives; risks related to corporate social responsibility; our ability to comply with the laws and regulations governing our U.S. government contracts; acts of terrorism or war; termination or loss of major customer contracts and risks associated with fixed-price contracts; customer sourcing initiatives; competition and innovation in our industries; our ability to develop and introduce new or enhanced products and services and keep pace with technological developments; difficulty in developing, preserving and protecting our intellectual property or defending claims of infringement; catastrophic loss at any of our facilities and business continuity of our information systems; cyber-security risks; loss of key management and other personnel; potential liability arising out of the installation or use of our systems; our ability to comply with U.S. and international laws governing our operations and industries; increases in tax liabilities; work stoppages; fluctuations in interest rates and returns on pension assets; availability of and access to financial and other resources; and other factors described under the captions “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and the Company’s most recent Quarterly Report on Form 10-Q filed by JBT with the Securities and Exchange Commission. In addition, many of our risks and uncertainties are currently amplified by and will continue to be amplified by the COVID-19 pandemic. Given the highly fluid nature of the COVID-19 pandemic, it is not possible to predict all such risks and uncertainties. JBT cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements. JBT undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments, subsequent events or changes in circumstances or otherwise.

We provide non-GAAP financial measures in order to increase transparency in our operating results and trends. These non-GAAP measures eliminate certain costs or benefits from, or change the calculation of, a measure as calculated under U.S. GAAP. By eliminating these items, we believe we provide a more meaningful comparison of our ongoing operating results, consistent with how management evaluates performance. Management uses these non-GAAP measures in financial and operational evaluation, planning and forecasting.

These calculations may differ from similarly-titled measures used by other companies. The non-GAAP financial measures disclosed are not intended to be used as a substitute for, nor should they be considered in isolation of, financial measures prepared in accordance with U.S. GAAP.

JBT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Revenue	$419.2	$489.4	$1,288.4	$1,400.2
Cost of sales	292.0	341.8	888.0	970.0

Gross profit	127.2	147.6	400.4	430.2
Gross profit %	30.3%	30.2%	31.1%	30.7%

Selling, general and administrative expense	91.8	97.7	269.6	293.1
Restructuring expense	7.1	1.3	11.2	11.5

Operating income	28.3	48.6	119.6	125.6
Operating income %	6.8%	9.9%	9.3%	9.0%

Pension expense, other than service cost	1.1	0.5	3.1	1.5
Net interest expense	2.9	5.9	11.2	13.4
Income from continuing operations before income taxes	24.3	42.2	105.3	110.7
Provision for income taxes	7.1	8.7	26.6	23.5
Income from continuing operations	17.2	33.5	78.7	87.2
Loss from discontinued operations, net of taxes	—	—	—	0.3
Net income	$17.2	$33.5	$78.7	$86.9

Basic earnings per share:
Income from continuing operations	$0.54	$1.05	$2.46	$2.74
Loss from discontinued operations	—	—	—	0.01
Net income	$0.54	$1.05	$2.46	$2.73

Diluted earnings per share:
Income from continuing operations	$0.54	$1.04	$2.45	$2.72
Loss from discontinued operations	—	—	—	0.01
Net income	$0.54	$1.04	$2.45	$2.71

Weighted average shares outstanding
Basic	32.0	31.9	32.0	31.9
Diluted	32.1	32.1	32.1	32.0

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE TO ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited and in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Income from continuing operations as reported	$17.2	$33.5	$78.7	$87.2

Non-GAAP adjustments:
Restructuring related costs
Restructuring expense	7.1	1.3	11.2	11.5
Inventory impairment due to restructuring	1.9	—	1.9	—
M&A related cost(1)	0.9	8.7	4.4	20.2
Management succession costs(2)	3.5	—	3.5	—
Impact on tax provision from Non-GAAP adjustments(3)	(4.0)	(2.5)	(5.9)	(7.8)
Adjusted income from continuing operations	$26.6	$41.0	$93.8	$111.1

Income from continuing operations as reported	$17.2	$33.5	$78.7	$87.2
Total shares and dilutive securities	32.1	32.1	32.1	32.0
Diluted earnings per share from continuing operations	$0.54	$1.04	$2.45	$2.72

Adjusted income from continuing operations	$26.6	$41.0	$93.8	$111.1
Total shares and dilutive securities	32.1	32.1	32.1	32.0
Adjusted diluted earnings per share from continuing operations	$0.83	$1.28	$2.92	$3.47

(1) M&A related costs include integration costs and the amortization of inventory step-up from business combinations, transaction costs for both potential and completed M&A transactions.

(2) Beginning in the third quarter of 2020, we adjusted certain of our non-GAAP financial measures for management succession costs. On September 24, 2020, we announced that our CEO stepped down following a leave of absence. Management succession costs in the third quarter of 2020 include severance paid to our former CEO, net of the reversal of stock based compensation expense for forfeited equity awards, and in future periods is expected to include costs related to filling executive positions in connection with this transition. We did not incur management succession costs in any prior periods presented in this release. We are excluding management succession costs from certain non-GAAP financial measures because they are not part of our regular compensation program, and we believe that excluding the effects of costs associated with the recruiting and transitioning of the most senior executive position allows more meaningful period-to-period comparisons of our ongoing operating results.

(3) Impact on tax provision was calculated using the Company’s annual tax rate excluding discrete adjustments of 24.7% for September 30, 2020 and 2019. In 2020, we have also included certain discrete adjustments related to management succession costs.

The above table reports adjusted income from continuing operations and adjusted diluted earnings per share from continuing operations, which are non-GAAP financial measures. We use these measures internally to make operating decisions and for the planning and forecasting of future periods, and therefore provide this information to investors because we believe it allows more meaningful period-to-period comparisons of our ongoing operating results, without the fluctuations in the amount of certain costs that do not reflect our underlying operating results.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Unaudited and in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net income	$17.2	$33.5	$78.7	$86.9

Loss from discontinued operations, net of taxes	—	—	—	0.3

Income from continuing operations as reported	17.2	33.5	78.7	87.2

Income tax provision	7.1	8.7	26.6	23.5
Interest expense, net	2.9	5.9	11.2	13.4
Depreciation and amortization	18.0	17.2	53.2	47.5

EBITDA	45.2	65.3	169.7	171.6

Restructuring related costs
Restructuring expense	7.1	1.3	11.2	11.5
Inventory impairment due to restructuring	1.9	—	1.9	—
Pension expense, other than service cost	1.1	0.5	3.1	1.5
M&A related cost(1)	0.9	8.7	4.4	20.2
Management succession costs(2)	3.5	—	3.5	—

Adjusted EBITDA	$59.7	$75.8	$193.8	$204.8

(1) M&A related costs include integration costs and the amortization of inventory step-up from business combinations, transaction costs for both potential and completed M&A transactions.

(2) Beginning in the third quarter of 2020, we adjusted certain of our non-GAAP financial measures for management succession costs. On September 24, 2020, we announced that our CEO stepped down following a leave of absence. Management succession costs in the third quarter of 2020 include severance paid to our former CEO, net of the reversal of stock based compensation expense for forfeited equity awards, and in future periods is expected to include costs related to filling executive positions in connection with this transition. We did not incur management succession costs in any prior periods presented in this release. We are excluding management succession costs from certain non-GAAP financial measures because they are not part of our regular compensation program, and we believe that excluding the effects of costs associated with the recruiting and transitioning of the most senior executive position allows more meaningful period-to-period comparisons of our ongoing operating results.

The above table reports EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. Given the Company’s focus on growth through acquisitions, management believes EBITDA facilitates an evaluation of business performance while excluding the impact of amortization due to the step up in value of intangible assets, and the depreciation of fixed assets. We use Adjusted EBITDA internally to make operating decisions and believe this information is helpful to investors because it allows more meaningful period-to-period comparisons of our ongoing operating results.

JBT CORPORATION
BUSINESS SEGMENT DATA
(Unaudited and in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue
JBT FoodTech	$301.0	$334.3	$913.5	$972.2
JBT AeroTech	118.2	155.0	374.9	427.8
Other revenue and intercompany eliminations	—	0.1	—	0.2
Total revenue	$419.2	$489.4	$1,288.4	$1,400.2

Income before income taxes
Segment operating profit(1)(2):
JBT FoodTech	$37.9	$42.5	$127.6	$132.5
JBT FoodTech segment operating profit %	12.6%	12.7%	14.0%	13.6%

JBT AeroTech	11.4	22.2	40.2	50.2
JBT AeroTech segment operating profit %	9.6%	14.3%	10.7%	11.7%

Total segment operating profit	49.3	64.7	167.8	182.7
Total segment operating profit %	11.8%	13.2%	13.0%	13.0%

Corporate expense	13.9	14.8	37.0	45.6
Restructuring expense	7.1	1.3	11.2	11.5
Operating income	$28.3	$48.6	$119.6	$125.6
Operating income %	6.8%	9.9%	9.3%	9.0%

Other business segment information

	Three Months Ended September 30,		Nine Months Ended September 30,
Inbound orders	2020	2019	2020	2019
JBT FoodTech	$310.4	$283.3	$888.6	$900.1
JBT AeroTech	110.8	180.3	347.3	492.3
Other revenue and intercompany eliminations	—	0.1	—	0.2
Total inbound orders	$421.2	$463.7	$1,235.9	$1,392.6

			As of September 30,
			2020	2019
Order Backlog
JBT FoodTech			$376.8	$377.3
JBT AeroTech			276.4	376.2
Total order backlog			$653.2	$753.5

(1) Segment operating profit is defined as total segment revenue less segment operating expenses. Corporate expense, restructuring expense, interest income and expense, pension expense other than service, and income taxes are not allocated to the segments. Corporate expense generally includes corporate staff-related expense, stock-based compensation, LIFO adjustments, certain foreign currency related gains and losses, and the impact of unusual or strategic events not representative of segment operations.

(2) Total segment operating profit, as presented elsewhere in this release, is a non-GAAP measure. The table above includes a reconciliation of total segment operating profit to operating income. We believe that this measure provides to investors a more comprehensive understanding of the information used by management in evaluating the performance of its segment operations. It is not intended to nor shall be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF OPERATING PROFIT TO ADJUSTED EBITDA BY SEGMENT
(Unaudited and in millions)

	Three Months Ended September 30, 2020
(In millions)	JBT FoodTech	JBT AeroTech	Corporate (Unallocated)	Consolidated
Operating profit	$37.9	$11.4	$(21.0)	$28.3
Restructuring related costs
Restructuring expense	—	—	7.1	7.1
Inventory impairment due to restructuring	—	1.9	—	1.9
M&A related cost(1)	0.7	—	0.2	0.9
Management succession costs(2)	—	—	3.5	3.5
Adjusted operating profit	38.6	13.3	(10.2)	41.7
Depreciation and amortization	16.0	1.3	0.7	18.0
Adjusted EBITDA	$54.6	$14.6	$(9.5)	$59.7

Total revenue	$301.0	$118.2	$—	$419.2
Operating profit %	12.6%	9.6%		6.8%
Adjusted operating profit %	12.8%	11.3%		9.9%
Adjusted EBITDA %	18.1%	12.4%		14.2%

	Nine Months Ended September 30, 2020
(In millions)	JBT FoodTech	JBT AeroTech	Corporate (Unallocated)	Consolidated
Operating profit	$127.6	$40.2	$(48.2)	$119.6
Restructuring related costs
Restructuring expense	—	—	11.2	11.2
Inventory impairment due to restructuring	—	1.9	—	1.9
M&A related cost(1)	1.0	—	3.4	4.4
Management succession costs(2)	—	—	3.5	3.5
Adjusted operating profit	128.6	42.1	(30.1)	140.6
Depreciation and amortization	47.2	4.0	2.0	53.2
Adjusted EBITDA	$175.8	$46.1	$(28.1)	$193.8

Total revenue	$913.5	$374.9	$—	$1,288.4
Operating profit %	14.0%	10.7%		9.3%
Adjusted operating profit %	14.1%	11.2%		10.9%
Adjusted EBITDA %	19.2%	12.3%		15.0%

(1) M&A related costs include integration costs and the amortization of inventory step-up from business combinations, transaction costs for both potential and completed M&A transactions.

(2) Beginning in the third quarter of 2020, we adjusted certain of our non-GAAP financial measures for management succession costs. On September 24, 2020, we announced that our CEO stepped down following a leave of absence. Management succession costs in the third quarter of 2020 include severance paid to our former CEO, net of the reversal of stock based compensation expense for forfeited equity awards, and in future periods is expected to include costs related to filling executive positions in connection with this transition. We did not incur management succession costs in any prior periods presented in this release. We are excluding management succession costs from certain non-GAAP financial measures because they are not part of our regular compensation program, and we believe that excluding the effects of costs associated with the recruiting and transitioning of the most senior executive position allows more meaningful period-to-period comparisons of our ongoing operating results.

The above table reports EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. Given the Company’s focus on growth through acquisitions, management believes EBITDA facilitates an evaluation of business performance while excluding the impact of amortization due to the step up in value of intangible assets, and the depreciation of fixed assets. We use Adjusted EBITDA internally to make operating decisions and believe this information is helpful to investors because it allows more meaningful period-to-period comparisons of our ongoing operating results.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF OPERATING PROFIT TO ADJUSTED EBITDA BY SEGMENT
(Unaudited and in millions)

	Three Months Ended September 30, 2019
(In millions)	JBT FoodTech	JBT AeroTech	Corporate (Unallocated)	Consolidated
Operating profit	$42.5	$22.2	$(16.1)	$48.6
Restructuring related costs
Restructuring expense	—	—	1.3	1.3
M&A related cost(1)	7.9	—	0.8	8.7
Adjusted operating profit	50.4	22.2	(14.0)	58.6
Depreciation and amortization	15.4	1.3	0.5	17.2
Adjusted EBITDA	$65.8	$23.5	$(13.5)	$75.8

Total revenue	$334.3	$155.0	$0.1	$489.4
Operating profit %	12.7%	14.3%		9.9%
Adjusted operating profit %	15.1%	14.3%		12.0%
Adjusted EBITDA %	19.7%	15.2%		15.5%

	Nine Months Ended September 30, 2019
(In millions)	JBT FoodTech	JBT AeroTech	Corporate (Unallocated)	Consolidated
Operating profit	$132.5	$50.2	$(57.1)	$125.6
Restructuring related costs
Restructuring expense	—	—	11.5	11.5
M&A related cost(1)	13.2	0.9	6.1	20.2
Adjusted operating profit	145.7	51.1	(39.5)	157.3
Depreciation and amortization	42.0	3.5	2.0	47.5
Adjusted EBITDA	$187.7	$54.6	$(37.5)	$204.8

Total revenue	$972.2	$427.8	$0.2	$1,400.2
Operating profit %	13.6%	11.7%		9.0%
Adjusted operating profit %	15.0%	11.9%		11.2%
Adjusted EBITDA %	19.3%	12.8%		14.6%

(1) M&A related costs include integration costs and the amortization of inventory step-up from business combinations, transaction costs for both potential and completed M&A transactions.

The above table reports EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. Given the Company’s focus on growth through acquisitions, management believes EBITDA facilitates an evaluation of business performance while excluding the impact of amortization due to the step up in value of intangible assets, and the depreciation of fixed assets. We use Adjusted EBITDA internally to make operating decisions and believe this information is helpful to investors because it allows more meaningful period-to-period comparisons of our ongoing operating results.

JBT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in millions)

	September 30,	December 31,
	2020	2019

Cash and cash equivalents	$50.6	$39.5
Trade receivables, net of allowances	305.0	363.3
Inventories	219.7	245.0
Other current assets	59.2	60.4
Total current assets	634.5	708.2

Property, plant and equipment, net	261.9	265.6
Other assets	915.5	941.1
Total assets	$1,811.9	$1,914.9

Short-term debt and current portion of long-term debt	$0.2	$0.9
Accounts payable, trade and other	152.0	198.6
Advance and progress payments	111.3	107.0
Other current liabilities	171.1	168.0
Total current liabilities	434.6	474.5

Long-term debt, less current portion	598.0	698.3

Accrued pension and other post-retirement benefits, less current portion	73.2	73.9
Other liabilities	94.7	98.7

Common stock and additional paid-in capital	228.2	229.5
Retained earnings	600.9	532.8
Accumulated other comprehensive loss	(217.7)	(192.8)
Total stockholders' equity	611.4	569.5
Total Liabilities and Stockholders' Equity	$1,811.9	$1,914.9

JBT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in millions)

	Nine Months Ended September 30,
	2020	2019

Cash flows from operating activities:
Income from continuing operations	$78.7	$87.2

Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	53.2	47.5
Other	9.1	12.1

Changes in operating assets and liabilities:
Trade accounts receivable, net	54.5	(16.2)
Inventories	14.4	(18.5)
Accounts payable, trade and other	(46.6)	(12.8)
Advance and progress payments	4.2	(37.1)
Other - assets and liabilities, net	(6.4)	(27.1)

Cash provided by continuing operating activities	161.1	35.1

Cash required by discontinued operating activities	—	(0.2)

Cash provided by operating activities	161.1	34.9

Cash flows from investing activities:
Acquisitions, net of cash acquired	(4.5)	(368.4)
Capital expenditures	(22.7)	(29.2)
Other	1.2	1.3

Cash required by investing activities	(26.0)	(396.3)

Cash flows from financing activities:
Net (payments) proceeds on credit facilities	(109.6)	388.1
Dividends	(9.5)	(9.5)
Other	(2.2)	(10.1)

Cash (required) provided by financing activities	(121.3)	368.5

Effect of foreign exchange rate changes on cash and cash equivalents	(2.7)	(1.0)

Increase in cash and cash equivalents	11.1	6.1

Cash and cash equivalents, beginning of period	39.5	43.0

Cash and cash equivalents, end of period	$50.6	$49.1

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
FREE CASH FLOW
(Unaudited and in millions)

	Nine Months Ended September 30,
	2020	2019

Cash provided by continuing operating activities	$161.1	$35.1
Less: capital expenditures	22.7	29.2
Plus: proceeds from sale of fixed assets	1.2	1.3
Plus: pension contributions	0.6	7.2
Free cash flow (FCF)	$140.2	$14.4

The above table reports Free cash flow, which is a non-GAAP financial measure. We use Free cash flow internally as a key indicator of our liquidity and ability to service debt, invest in business combinations, and return money to shareholders and believe this information is useful to investors because it provides an understanding of the cash available to fund these initiatives. For Free cash flow purposes we consider contributions to pension plans to more comparable to payment of debt, and therefore exclude these contributions from the calculation of Free cash flow.

JBT CORPORATION
BANK LEVERAGE RATIO CALCULATION
(Unaudited and in millions)

Four Quarters Ended
September 30, 2020
Total debt	$598.2
Cash and cash equivalents	(50.6)
Other items considered debt under the credit agreement	34.2
Consolidated total indebtedness(1)	$581.8

Last four quarters Adjusted EBITDA	$281.0
Other adjustments net to earnings under the credit agreement	(19.6)
Consolidated EBITDA(1)	$261.4

Bank leverage ratio (Consolidated Total Indebtedness / Consolidated EBITDA)	2.2

(1) As defined in the credit agreement

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE GUIDANCE TO ADJUSTED DILUTED
EARNINGS PER SHARE GUIDANCE
(Unaudited and in cents)

Guidance
Q4 2020

Diluted earnings per share from continuing operations	$0.75 - $0.85

Non-GAAP adjustments:
Restructuring expense(1)	0.03 - 0.05
M&A related costs(2)	0.03
Management succession costs(3)	0.02

Impact on tax provision from Non-GAAP adjustments(4)	(0.03 - 0.05)

Adjusted diluted earnings per share from continuing operations	$0.80 - $0.90

(1) Restructuring expense is estimated to be approximately $1-2 million for the fourth quarter 2020. The mid-point amount has been divided by our estimate of 32.1 million total shares and dilutive securities to derive earnings per share.

(2) M&A related costs are estimated to be approximately $1 million for the fourth quarter 2020. The mid-point amount has been divided by our estimate of 32.1 million total shares and dilutive securities to derive earnings per share.

(3) Management succession costs are estimated to be $0-1 million the fourth quarter 2020. The mid-point amount has been divided by our estimate of 32.1 million total shares and dilutive securities to derive earnings per share.

(4) Impact on tax provision was calculated using the Company's effective tax rate of approximately 24.7%.